INCENTIVE COMPENSATION PLAN

                               OF

                   AMERICAN CYANAMID COMPANY
             (As amended through December 21, 1993)


1. Definitions. For the purposes of this Plan, unless the context otherwise requires, the following terms have the meanings respec-tively indicated:

          (a) "Average Common Stock Equity", when used with respect to a particular fiscal year, means an amount equal to the sum of (i) the aggregate stated or par value of the average net number of shares of common stock of the Company outstanding during such year and (ii) the average capital surplus and the average earned surplus (earnings employed in the business) of the Company and subsidiaries on a consolidated basis for such year.

          (b) "Beneficiary", when used with respect to a particular Participant, means one or more persons or entities (including a trust or estate) designated by such Participant, at any time or from time to time in such manner as the Committee shall determine, to receive any payment hereunder at or after such Participant's death. If, at the time when any amount on account of any one or more of the Participant's allotments or awards shall become payable at or after the death of such Participant, there shall not be in existence any person or entity so designated, then "Beneficiary" means the estate of such Participant.

          (c) "Board of Directors" and "Board" mean the Board of Directors of the Company.

          (d) "Common Stock Account" means the account established in the name of a Participant, as specified in Paragraph 6, into which Deferred Stock Awards are deferred.

          (e) "Company" means American Cyanamid Company, a corpo-ration of the State of Maine.

          (f) "Compensation Committee" and "the Committee" mean the committee provided for in Paragraph 2.

          (g) "Consolidated Net Income", when used with respect to a particular fiscal year, means (i) the net earnings of the Company and subsidiaries, as reported in their earnings state-ments in the Company's annual report to stockholders, as certified by the independent accountants who shall have exam-ined the consolidated financial statements of the Company and subsidiaries for such fiscal year, plus (ii) any Incentive Compensation Amount (minus any related decrease in taxes on income) included as an item of expense in such earnings state-ments, minus (iii) six (6%) percent of Average Common Stock Equity during such year, and minus (iv) an amount equal to the dividends required to be paid with respect to such year in accordance with the terms of any then outstanding preferred stock of the Company.

          (h) "Current Allotment" means an allotment made pursuant to Paragraph 3(a).

          (i) "Deferred Cash Account" means the account established in the name of a Participant, as specified in Paragraph 6, into which Deferred Cash Awards are deferred.

          (j) "Deferred Cash Award" means the amount of any Current Allotment made pursuant to Paragraph 3(a) or Performance Allotment made pursuant to Paragraph 3(b) which is to be credited to a Deferred Cash Account and paid in the future in cash pursuant to Paragraph 9.

          (k) "Deferred Stock Award" means the amount of any Current Allotment made pursuant to Paragraph 3(a) or Performance Allotment or Performance Share Allotment made pursuant to Para-graph 3(b) which is to be credited to a Common Stock Account and paid in common stock of the Company in the future pursuant to Paragraph 9.

          (l) "Dividend Equivalent" means an amount equal to any dividend, other than a dividend in common stock of the Company, which would have been paid with respect to common stock credit-ed to the account of a Participant in a Common Stock Account if such common stock had actually been issued to such Partici-pant on the record date for such dividend.

          (m) "Eligible Employee", when used with respect to a particular fiscal year, means a person who shall have been an employee of the Company or any of its subsidiary or affiliated companies (including officers of the Company) at any time during such fiscal year and who shall have been at such a salary level during such fiscal year as shall be determined by the Committee with respect to such fiscal year as necessary for eligibility for grants of allotments under the Plan.

          (n) "Incentive Compensation Amount", when used with respect to a particular fiscal year, means the amount which the Committee shall determine shall be available for allotment as incentive compensation under the Plan from the earnings of the Company and subsidiaries for such fiscal year; provided, however, that such amount shall not be in excess of eleven (11%) percent of Consolidated Net Income for such year; and provided further, however, that the Committee, in fixing the Incentive Compensation Amount with respect to a particular fiscal year, may, but shall not be obligated to, adjust Consol-idated Net Income upward or downward to eliminate, in whole or in part, the effects of any item deemed by the Committee in its discretion to be extraordinary or unusual, whether or not so classified under generally accepted accounting principles (including, without limitation, adjustments to record the cumulative adjustments or one-time costs associated with the effects of changes in accounting methods or standards or associated with the effects of acquisitions or divestitures) or other items deemed by the Committee not to be reflective of those earnings results on which incentive compensation should be based. In the event of such adjustment, the calculation of Average Common Stock Equity with respect to such fiscal year (and subsequent fiscal years if the Committee specifically so determines) may be adjusted by the Committee to the extent deemed by it to be appropriate consistent with such adjustment to Consolidated Net Income.

          (o) "Incentive Compensation Plan" and "the Plan" mean this incentive compensation plan of the Company.

          (p) "Interest Equivalent" means an amount equivalent to interest on the amount credited to any Deferred Cash Account, at a rate (not in excess of the "prime" rate announced from time to time by Morgan Guaranty Trust Company of New York or its successor or such other bank as the Committee may designate from time to time), calculated in the manner, and accrued, compounded and credited at the times, specified in rules and regulations of general application established by the Commit-tee.

          (q) "Participant" means a person to whom an allotment shall have been made pursuant to Paragraphs 3(a) or 3(b), not including, however, any person to whom an allotment shall have been made pursuant to Paragraph 3(c).

          (r) "Performance Allotment" means an allotment designated as such and denominated in cash, made pursuant to Paragraph
     3(b), with respect to which the criteria for payment are established pursuant to Paragraph 5.

          (s) "Performance Period", when used with respect to any particular Performance Allotment or Performance Share Allot-ment, means such number of consecutive fiscal years as shall be determined by the Committee, the first year of which shall be the fiscal year with respect to which such Performance Allotment or Performance Share Allotment is made.

          (t) "Performance Share Allotment" means an allotment designated as such and denominated in shares of common stock of the Company, made to Participants pursuant to Paragraph 3(b), with respect to which the criteria for award are estab-lished pursuant to Paragraph 5.

          (u) "Restricted Stock" means shares of common stock of the Company paid to a Participant in accordance with Paragraph 10 and as to which the terms and conditions giving rise to the possibility of forfeiture of such shares have not yet lapsed.

2. Administration of the Plan. The Plan shall be administered by the Compensation Committee, consisting of such number of members of the Board, but not less than two (2), as shall be appointed by the Board and shall serve at the pleasure of the Board. Membership on the Committee shall be restricted to Directors who are not eligible to participate in the Plan and who were not, during the one year prior to service on the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates other than a plan (a) which
(i) either (A) states the amount and prices of securities to be awarded to designated officers and directors or categories of officers and directors, though not necessarily to others who may participate in the Plan, and specifies the timing of the awards to officers and directors, or (B) sets forth a formula that determines the amount, price and timing, using objective criteria such as earnings of the Company, value of the securities, years of service, job classification, and compensation level; and (ii) provides that the foregoing provisions shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retire-ment Income Security Act of 1974, as amended ("ERISA"), or the respective rules thereunder; or (b) under which such director may elect to receive an annual retainer fee in either cash or in an equivalent amount of securities, or partly in cash and partly in securities. All expenses of administering the Plan, including reasonable compensation to the members of the Committee, shall be borne by the Company.

3.   Determination of Allotments or Shares.

          (a) As soon as practicable after the Committee shall have determined the Incentive Compensation Amount with respect to any fiscal year, Current Allotments may be awarded as follows:

          (i) the Committee may allot, with respect to such fiscal year, such portion, if any, of such Incentive Compensation Amount (plus any carry-over from prior years in accordance with Paragraph 4(c)), in such amounts as in its absolute discretion it shall deem proper, to and among a group comprising all Eligible Employees who shall occupy or shall have occupied the position of Chairman of the Board, Chief Executive Officer, Vice Chairman, President, Vice President, Treasurer, Controller or Secretary of the Company, or shall be or shall have been a member of the Board of Directors, at the time of such allotment or at any time during such fiscal year; and

          (ii) the Chief Executive Officer of the Company or, in the absence or inability of the Chief Executive Officer to act, the Committee may allot, with respect to such fiscal year, such further portion, if any, of such Incentive Compensation Amount (plus any carry-over from prior years in accordance with Paragraph 4(c)), in such amounts as the Chief Executive Officer or the Committee, as the case may be, in their respective absolute discretion, shall from time to time direct, to and among other Eligible Employ-ees.

          (b) At any time prior to January 1 of the final year of the Performance Period of Performance Allotments or Performance Share Allotments relating to a particular fiscal year, such Performance Allotments or Performance Share Allotments may be awarded as follows:

           (i) the Committee may make such Performance Allotments or Performance Share Allotments, in such respective amounts or numbers of shares of common stock of the Company as in its absolute discretion it shall deem proper, to and among a group comprising all Eligible Employees who shall occupy or shall have occupied the position of Chairman of the Board, Chief Executive Offi-cer, Vice Chairman, President, Vice President, Treasurer, Controller or Secretary of the Company, or shall be or shall have been a member of the Board of Directors, at the time of such action or at any time during such fiscal year; and

          (ii) the Chief Executive Officer of the Company or, in the absence or inability of the Chief Executive Officer to act, the Committee may make such Performance Allotments or Performance Share Allotments, in such respective amounts or numbers of shares of common stock of the Company as the Chief Executive Officer or the Committee, as the case may be, in their respective absolute discre-tion, shall from time to time direct, to and among other Eligible Employees.

          (c) If an Eligible Employee with respect to a particular fiscal year shall die prior to the making of the allotments with respect to such fiscal year, the Committee or the Chief Executive Officer of the Company, as the case may be, in the absolute discretion of the Chief Executive Officer or Committee may, but is in nowise required to, designate one or more relatives by blood, marriage or adoption of such Eligible Employee as eligible for an allotment in respect of such fiscal year, in which case such allotment shall be made pursuant to Paragraph 3(a). Any such allotment shall be paid in cash and may be paid in one or more installments over a period not in excess of ten years, in each case as the Committee or the Chief Executive Officer of the Company, as the case may be, may, in their respective absolute discretion, determine.

4.   Charges Against Incentive Compensation Amount.

          (a) Neither Interest Equivalents, Dividend Equivalents nor dividends on Restricted Stock, whether paid currently or accrued as part of the Deferred Cash Account or the Common
     Stock Account, shall be charged against the Incentive Compen-sation Amount for any fiscal year.

          (b) Current Allotments for any particular fiscal year and Performance Allotments or Performance Share Allotments to the extent that amounts relating to any portion of a Performance Period are chargeable to the Incentive Compensation Amount for such fiscal year as determined by the Committee pursuant to rules and regulations of general application, shall be charged, first, against the Incentive Compensation Amount for such fiscal year and, second, against any unutilized amounts from Incentive Compensation Amounts for prior fiscal years as provided in Paragraph 4(c), commencing with the earliest of such prior years, in the following order of priority:

               (i) Current Allotments; and

               (ii) Performance Allotments or Performance Share
          Allotments.

     If the Incentive Compensation Amount for such fiscal year plus all such unutilized amounts from Incentive Compensation Amounts for prior fiscal years shall be insufficient to provide in full for the charges with respect to such Current Allotments and Performance Allotments or Performance Share Allotments, first such Performance Allotments or Performance Share Allotments, and second (after all charges with respect to such Performance Allotments or Performance Share Allotments shall have been eliminated) such Current Allotments, shall be reduced in the same proportion as the amount available for such allotments bears to the aggregate amount of all such allotments.

          (c) The Incentive Compensation Amount for any fiscal year, to the extent not utilized for such year, may, in the discre-tion of the Committee, be carried forward and added to the Incentive Compensation Amount for any of the five (5) succeed-ing fiscal years.

5.   Payment of Allotments.

          (a) Except to the extent deferred pursuant to Paragraph
     6 or paid pursuant to Paragraph 10, Current Allotments shall be paid in full in cash as soon as practicable after such allotments shall have been made.

          (b) Except to the extent deferred pursuant to Paragraph
     6 or paid pursuant to Paragraph 10, Performance Allotments shall be paid in full in cash and Performance Share Allotments in common stock, to the extent they become payable pursuant to Paragraph 5(c), as soon as practicable after the end of the applicable Performance Period and after the amount payable with respect to such Performance Allotments or Performance Share Allotments shall have been determined.

          (c) With respect to each Performance Allotment or Per-formance Share Allotment, the Performance Period and the criteria which must be achieved before such Performance Allot-ment or Performance Share Allotment may be paid in whole or in part shall be determined according to rules and regulations of general application which shall be established by the Committee in its absolute discretion; provided, however, that at any time within the Performance Period the Committee may change the criteria that must be achieved for payment in whole or in part of such Performance Allotment or Performance Share Allotment, and the Committee (with respect to Eligible Employees who, at the time in question, occupy one of the positions specified in Paragraph 3(b)(i)) and the Committee or the Chief Executive Officer (with respect to all other Eligible Employees) may increase or decrease the amount of any Performance Allotment or Performance Share Allotment granted to any Eligible Employee pursuant to Paragraph 3(b) by such amount as, in the sole discretion of the Chief Executive Officer or the Committee, as the case may be, they may deem appropriate. Performance Allotments or Performance Share Allotments shall be paid only if, and to the extent that, the criteria established by the Committee and set forth in said rules and regulations are achieved.

          (d) If a Participant, prior to the end of the Performance Period with respect to any Performance Allotment or Performance Share Allotment, shall cease to be an employee for any reason, the Company's obligation to make any payment of any such Performance Allotment or Performance Share Allotment to such Participant or his Beneficiary shall forthwith terminate, except as may otherwise be provided in the Committee's rules of general application or except as may otherwise be determined by the Committee in its sole discretion.

6.   Deferred Stock and Cash Awards.   The Committee, pursuant to
its rules and regulations of general application may permit or require all or any portion of a Current Allotment or Performance Allotment to be deferred in the form of (i) a Deferred Stock Award,
(ii) a Deferred Cash Award, or (iii) any combination of Deferred Stock Award or Deferred Cash Award and may permit or require all or any portion of a Performance Share Allotment to be deferred in the form of a Deferred Stock Award. Any portion of a Current Allotment deferred as a Deferred Stock Award or a Deferred Cash Award shall be credited, respectively, to the Participant's Common Stock Account or Deferred Cash Account on the date that the award of the Current Allotment is made. Portions of Performance Allotments deferred as a Deferred Stock Award or Deferred Cash Award shall be credited, respectively, to the Common Stock Account or Deferred Cash Account on the date on which the amount payable with respect to such Perfor-mance Allotment is determined. Portions of Performance Share Allotments deferred as a Deferred Stock Award shall be credited to the Participant's Common Stock Account on the date on which the amount payable with respect to such Performance Share Allotment is determined. The Common Stock Account and Deferred Cash Account shall each be maintained on the books of the Company, but actual funds and common stock shall not be maintained in such accounts.

7. Credits to Common Stock Accounts for Performance Allotments and Performance Share Allotments.

          (a) The number of shares of common stock (including fractional shares) to be credited to a Participant's Common Stock Account with respect to such Participant's Deferred Stock Award based on Performance Allotments will be determined by dividing the Deferred Stock Award by the average closing price of the common stock as reported on the New York Stock Exchange Consolidated Tape for the first twenty of the twenty-five trading days immediately preceding the date on which the amount to be deferred is determined. The number of shares of common stock (including fractional shares) to be credited to a Par-ticipant's Common Stock Account with respect to such Partici-pant's Deferred Stock Award based on Performance Share Allot-ments will be the number of shares and fractional shares of which such Performance Share Allotment is comprised.

          (b) The shares of common stock (including fractional shares) credited to a Participant's Common Stock Account will bear Dividend Equivalents from the date on which the Deferred Stock Award is credited to the Common Stock Account, as provid-ed in Paragraph 6, to and including the date, determined as provided in Paragraph 9(a) or Paragraph 9(c), on which the amount credited to such Participant in the Common Stock Account shall be deemed to have been paid to such Participant or such Participant's Beneficiary. Such Dividend Equivalents, unless paid currently as provided in Paragraph 9(e), will be credited to such Participant's account as additional common stock. The number of shares of common stock (including fractional shares) to be credited to a Participant's Common Stock Account with respect to that Participant's Dividend Equivalents will be determined by dividing the Dividend Equivalents by the closing price of the common stock on the New York Stock Exchange Consolidated Tape for the day on which the related dividend is paid.

          (c) If any dividend is paid on the common stock of the Company other than in cash or common stock, the Committee shall, for the purposes of Paragraphs 7(b) and 9(e), determine the fair market value in cash of such dividend, and such determination of the Committee shall be conclusive.

          (d) Payments in common stock of the Company under the Plan shall be made either from treasury stock or previously unissued common stock. The Company shall be under no obligation to acquire the common stock in which any payment in respect of a Deferred Stock Award is to be made, or to authorize the issu-ance of such shares, at any time prior to the date on which such payment shall be due.

          (e) If, after the date of the Deferred Stock Award, but prior to complete payment of any Deferred Stock Award as deter-mined pursuant to Paragraph 9(a) or Paragraph 9(c), the number of issued shares of common stock of the Company shall be in-creased by a stock dividend, split-up or other change, or shall be decreased by a combination or other change, the number of shares of common stock in such Participant's Common Stock Account, or the unpaid portion thereof, shall be increased or decreased, as the case may be, so as to give effect to the extent practicable to such stock dividend, split-up, combina-tion or other change.

8. Credits to Deferred Cash Accounts. Amounts credited to a Participant's Deferred Cash Account will bear Interest Equivalents from the date on which the Deferred Cash Award is credited to the Deferred Cash Account, as provided in Paragraph 6, to and including the date, determined as provided in Paragraph 9(a) or Paragraph 9(c), on which the amount credited to such Participant in the Deferred Cash Account shall have been deemed to have been paid to such Participant or his Beneficiary. Such Interest Equivalents, unless paid currently as provided in Paragraph 9(e), will be credit-ed to such Participant's Deferred Cash Account.

 9.  Payments from Common Stock Accounts and Deferred Cash Accounts.

          (a) Subject to the provisions set forth in Paragraph 9(c), payment of the total amount credited to the name of a Partic-ipant in a Common Stock Account or a Deferred Cash Account shall be made to the Participant or, in case of death of the Participant prior to the commencement of payments on account of such total amount, to the Participant's Beneficiary, in sixty (60) quarterly installments commencing the first day of the calendar quarter, or as soon thereafter as shall be practi-cable, following the date on which such Participant shall cease, by reason of death or otherwise, to be an employee. The amount of each payment shall be the amount credited to such Participant in the Common Stock Account Or Deferred Cash Account, as the case may be, multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of quarterly installments remaining to be paid under this paragraph. If the aggregate number of shares of common stock in which the total amount credited to a Common Stock Account shall be payable shall not be divisible into whole shares by the applicable number of installments, each install-ment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of common stock remaining credited to such account and any fractional share shall be paid in cash.

          (b) In case of the death of a Participant after the commencement of payments to such Participant on account of the total amount in the Participant's Common Stock Account or Deferred Cash Account, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if such Participant were living, to the Beneficiary of such Participant.

          (c) With respect to the total amount in a Common Stock Account or Deferred Cash Account, or the then remaining unpaid portion thereof, which shall be payable to any Participant who shall no longer be an employee of the Company or one of its subsidiary or affiliated companies or to the Beneficiary of any Participant, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be, to any extent that, in its absolute discretion, it shall deem equitable or desirable under the circumstances. In addition, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a Participant remains an employee, if there occurs financial hardship or any other event which the Commit-tee deems, in its absolute discretion, to constitute an ex-traordinary circumstance.

          (d) Notwithstanding anything in the previous paragraphs of this Paragraph 9, no shares of common stock shall be trans-ferred to any Participant who is an officer or director at the time of transfer, less than six months after such shares have been credited to the Common Stock Account of such Participant.

          (e) The Committee may establish procedures pursuant to which Dividend Equivalents or Interest Equivalents or both may be paid in cash to a Participant or the Beneficiary of such Participant at the time such amounts accrue, rather than being deferred in a Common Stock Account or Deferred Cash Account.

10.  Restricted Stock.

          (a) The Committee, pursuant to its rules and regulations of general application, may require or permit all or any portion of a Current Allotment, a Performance Allotment or Performance Share Allotment to be paid in the form of Restrict-ed Stock. The number of whole shares of common stock to be paid to a Participant as Restricted Stock will be determined by dividing the portion of a Participant's Current Allotment or Performance Allotment or Performance Share Allotment to be paid as Restricted Stock by the average closing price of the common stock as reported on the New York Stock Exchange Consol-idated Tape for the first twenty of the twenty-five trading days immediately preceding the date on which the amount of such allotment to be paid as Restricted Stock is determined. The value of any fractional share will be paid to such Participant in cash.

          (b) The Committee shall determine, with respect to each issue of Restricted Stock a Restricted period of not less than one year during which the Restricted Stock may not be trans-ferred or encumbered by the Participant or his Beneficiary.
     In addition, the Committee shall determine all conditions (such as, but not limited to, continued employment with the Company or one of its subsidiary or affiliated companies) to the lapsing of restrictions with respect to such grant, and shall provide for the forfeiture of such shares if all such terms and conditions are not met. The Committee may, however, waive any forfeiture on any basis which it deems appropriate in connec-tion with terminations resulting from death, disability or retirement or involving, in the Committee's sole discretion, other exceptional circumstances. The Committee's determination as to whether a forfeiture has occurred or may be waived shall be conclusive.

          (c) During the restricted period and until such time as the Restricted Shares are forfeited, the Participant or the Beneficiary of such Participant shall be entitled to vote the shares as a stockholder of the Company and to receive all dividends in respect of such shares. At the end of the re-stricted period, if the Restricted Shares have not been for-feited, the restrictions shall lapse.

11.  Certain Provisions Relating to Participation.

          (a) No Participant or any person claiming under or through him shall have any right or interest, whether vested or other-wise, in the Plan or in any allotment, award or account hereun-der, contingent or otherwise, or in any Dividend Equivalents, unless and until all the terms, conditions and provisions of the Plan that affect such Participant or such other person shall have been complied with as specified herein. Nothing contained in the Plan shall require the Company to segregate or earmark any cash, shares of stock or other property.
     Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or discharge any Participant at any time.

          (b) No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that a Participant may designate a Beneficiary pursuant to the provisions of the Plan. If any Participant shall attempt to assign any or all of the rights of such Participant under the Plan in violation of the provi-sions of this paragraph, the Company's obligation to make any further payment to such Participant or the Beneficiary of such Participant shall forthwith terminate. If any Beneficiary shall attempt so to assign any or all of the rights of such Beneficiary, the Company's obligation to make any further payment to such Beneficiary shall forthwith terminate. The determination as to whether an event has occurred resulting in a termination or reduction of the Company's obligation in accordance with the foregoing provisions of this paragraph or in accordance with the applicable rules and regulations of the Committee shall be made by the Committee in its absolute discretion, and the decision of the Committee with respect thereto shall be conclusive.

          (c) By accepting any benefits under the Plan, each Partic-ipant, and each person claiming under or through such Partici-pant, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Plan by the Company, the Board of Directors, the Chief Executive Officer of the Company, or the Committee.

          (d) If the Company is required to withhold any tax in respect of any interest of a Participant or the Beneficiary of such Participant under this Plan, the Company shall have the right to reduce such interest by an amount sufficient to provide the amount of tax required to be withheld. In lieu of such reduction, however, the Company may permit the Participant or the Beneficiary of such Participant to pay or reimburse the Company for any taxes required to be withheld by the Company in respect of such interest in the Plan.

12.  General Provisions.

          (a) The Committee shall have full power to construe and interpret the Plan. Any action taken or decision made by the Company, the Board of Directors or the Committee, arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of any rules and regulations adopted thereunder, shall lie within its absolute discretion, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participant.

          (b) The Board of Directors and the Committee may rely upon any information supplied to them by any officer of the Company or by the Company's independent public accountants, and may rely upon the advice of such accountants or of counsel, in connection with the administration of the Plan, and shall be fully protected in relying upon such information or advice.

          (c) No member of the Board of Directors or of the Com-mittee shall be liable for any act or failure to act of any other member, or of any officer, agent or employee, of such Board or the Committee, as the case may be, or for any act or failure to act of such member, except on account of that member's own acts done in bad faith. The fact that a member of the Board of Directors shall then be, shall theretofore have been or thereafter may be a Participant shall not disqualify him from voting at any time as a director in favor of or against any amendment or alteration of the Plan, provided that such alteration or amendment shall provide no benefit for directors as such, and provided further that such amendment or alteration shall be of general application.

          (d) Headings are given to the paragraphs of this Plan solely as a convenience to facilitate reference, and such headings shall not be deemed in any way material or relevant to the construction of any provision of the Plan.

          (e) If any provision of the Plan would result in a payment of less than a whole share of common stock of the Company to any one or more persons, such payment shall be made in cash on the basis of the then current market value of such common stock.

          (f) Any communication to the Committee or to the Board of Directors under the Plan shall be deemed to have been delivered as of the date of delivery thereof to the Secretary of the Committee, or to the Secretary of the Company for transmission to the Board of Directors, as the case may be, irrespective of whether the Committee or the Board, as the case may be, shall then be in session.

          (g) Adoption of the Plan shall not preclude the Company or any of its subsidiary or affiliated companies from adopting further employee benefit or employee compensation plans includ-ing, but not limited to, retirement plans, savings plans, medical plans, disability plans, stock option plans, life insurance plans, incentive plans, or other types of plans, whether similar or dissimilar to the foregoing or to the Plan.

13. Amendment, Alteration or Repeal. The Plan may be amended either by the stockholders of the Company or, if, as and when the Committee shall recommend, but not otherwise, by the Board of Directors provided, however, that this paragraph may not be amended except by the stockholders and other provisions of the Plan may not be amended except by the stockholders so as to increase the maximum amount which may be determined by the Committee to be the Incentive Compensation Amount with respect to any fiscal year or so as to change the provision, in Paragraph 2, as to the eligibility of the member of the Committee. Neither the provisions of this Plan, nor rules and regulations of general application established by the Committee relating to the mandatory deferral of Allotments may be amended more than once in every six months, other than to comport with changes in the Code, ERISA, or the respective rules thereunder.

14. Transitional Provisions. Performance Allotments granted to employees under this Plan with respect to 1984 and preceding years will be charged against the applicable Incentive Compensation Amount hereunder, but will otherwise continue to be subject to this Plan as in effect on April 15, 1984 and the applicable rules and regula-tions of the Committee thereunder. Such rules and regulations may continue to be amended by the Committee to the same extent as if this Plan had continued to be in effect as it was on April 15, 1984.